                                                                     EXHIBIT 1.1

                                4,000,000 SHARES

                           ABOVENET COMMUNICATIONS INC

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT



                                                                April ____, 1999

CIBC Oppenheimer Corp.
Lehman Brothers Inc.
PaineWebber Incorporated
Volpe Brown Whelan & Company
c/o CIBC Oppenheimer Corp.
CIBC Oppenheimer Tower
World Financial Center
New York, New York  10281

On behalf of the Several
Underwriters named on
Schedule I attached hereto.

Ladies and Gentlemen:

        AboveNet Communications Inc., a Delaware corporation (the "Company") and the Company's stockholders listed on Exhibit A attached hereto, acting severally and not jointly, (the "Selling Stockholders"), propose, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on
Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 4,000,000 shares (the "Firm Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock"). Of the 4,000,000 Firm Shares, 2,700,000 are to be issued and sold by the Company and 1,300,000 are to be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 600,000 shares (the "Option Shares") of Common Stock from it for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."

        1. Sale and Purchase of the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

                (a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price of $_____ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter under the column



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        "Number of Firm Shares to be Purchased from the Company" on Schedule I to this Agreement, subject to adjustment in accordance with Section 11 hereof. The Selling Stockholders agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at the "Initial Price," the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased from the Selling Stockholders" on Schedule I to this Agreement, subject to adjustment in accordance with Section 11 hereof.

                (b) The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 9:00 a.m. San Francisco, California time, on the business day before the Firm Shares Closing Date (as defined below), and only once thereafter within 30 days after the date of this Agreement, in each case upon written or facsimile notice, or verbal or telephonic notice confirmed by written or facsimile notice, by the Representatives to the Company no later than 9:00 a.m. San Francisco, California time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing
        Date) of such purchase.

        2. Delivery and Payment. Delivery by the Company and the Selling Stockholders of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds drawn to the order of, or by wire transfer to the account designated by, the Company for the shares purchased from the Company and the Selling Stockholders for the shares purchased from the Selling Stockholders, against delivery of the respective certificates therefor to the Representatives, shall take place at the offices of CIBC Oppenheimer Corp., at CIBC Oppenheimer Tower, World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, (a) on the third (3rd) full business day following the date of this Agreement, (b) if this Agreemetn is executed and delivered after 4:30 p.m., New York City time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (c) at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

        In the event the option with respect to the Option Shares is exercised, delivery by the Company of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds or by wire transfer to the Company shall



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take place at the offices of CIBC Oppenheimer Corp. specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in
Section 1(b) (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

        Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

        3. Registration Statement and Prospectus; Public Offering. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-75795), including a preliminary prospectus relating to the Shares, and has filed with the Commission the Registration Statement (as hereinafter defined) and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement. The Registration Statement as amended at the time and on the date it becomes effective (the "Effective Date"), including all exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(b) and Rule 430A of the Rules, is called the "Registration Statement." The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules).

        The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company and the Selling Stockholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

        4. Representations and Warranties of the Company. The Company hereby represents and warrant to each Underwriter as follows:

                (a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement becomes effective, on the date any supplement or



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        amendment to the Prospectus is filed with the Commission and on each
        Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to the statements contained under the caption "Underwriting" in the Prospectus. The Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is the statements contained under the caption "Underwriting" in the Prospectus.

                (b) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement.

                (c) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position, the results of operations, cash flows and the stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and the summary and selected financial data have been presented on a basis consistent with the consolidated financial statements so set forth in the Prospectus and other financial information.



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                (d) Deloitte & Touche LLP, whose reports are filed with the
        Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

                (e) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened under the Securities Act; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

                (f) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company (a "Material Adverse Effect"). Except as disclosed in the Registration Statement and the Prospectus, the Company does not own, lease or license any asset or property or conduct any material business outside the United States of America. The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, all of which are valid and in full force and effect, except where the lack of such Permits would not have a Material Adverse Effect; no such Permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; the Company has fulfilled and performed in all material respects all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, the Company has all such corporate power and authority, and all such Permits as are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

                (g) Except as disclosed in the Prospectus, the Company owns or is licensed, or otherwise possesses adequate and enforceable rights to use all copyrights, copyright applications, licenses, know-how and other similar rights



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        and proprietary knowledge (collectively, "Intangibles") and, to its knowledge, all trademarks, trademark applications, trade names and service marks (collectively, the "Trademarks") necessary for the conduct of its business as currently conducted and as described in the Registration Statement and the Prospectus. The Company has not received any notice of, and is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles or Trademarks which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                (h) The Company has good title to each of the items of personal property which are reflected in the financial statements referred to in
        Section 4(c) or are referred to in the Registration Statement and the Prospectus as being owned by it and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a Material Adverse Effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Nothing in this Section 4(h) shall be interpreted as limiting the Company's representation in Section 4(f) above.

                (i) Other than as described in the Registration Statement and the Prospectus, there is no litigation or governmental or other proceeding or investigation before any court or before any public body or board pending or, to the Company's knowledge, threatened (and the Company does not know of any basis therefore) against, or involving the Company or its assets, properties or business, which might have a Material Adverse Effect, affect the consummation of this Agreement or which is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

                (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (a) there has not been any material adverse change with regard to the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business other than as a result of increased operating expenses as contemplated by the Prospectus; (b) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (c) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business



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        and securities issued or issuable to employees, directors, consultants and other service providers in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business or
        (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock, other than the repurchase of shares of Common Stock from employees, consultants or other service providers whose services have been terminated with the Company.

                (k) There is no document, contract or other agreement of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all respects the terms of the underlying document, contract or agreement. Each agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and, to its knowledge, is valid and enforceable by and against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Neither the Company, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a Material Adverse Effect.

                (l) The Company is not in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a Material Adverse Effect.

                (m) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the charter or by-laws of



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        the Company, except for such consents or waivers which have already been obtained and are in full force and effect.

                (n) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. All of the outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable and none were issued in violation of any preemptive or other similar right. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

                (o) Except as disclosed in the Registration Statement and the Prospectus, no holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 180 days after the date of this Agreement. Each Selling Stockholder, director, executive officer and each beneficial owner of one percent (1%) or more shares of Common Stock of the Company has delivered to the Representatives his enforceable written lock-up agreement in the form attached to this Agreement ("Lock-Up Agreement").

                (p) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

                (q) The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or



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        imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

                (r) No transaction has occurred between or among the Company and any of its officers or directors or five percent shareholders or any affiliate or affiliates of any such officer or director or five percent shareholders that is required to be described in and is not described in the Registration Statement and the Prospectus.

                (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

                (t) The Company has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, or has received extensions therefor, and has paid, or is contesting in good faith, all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due, and there are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company.

                (u) The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, and a registration statement has been filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which registration statement complies in all material respects with the Exchange Act.

                (v) The Company has complied with all of the requirements and filed the required forms as specified in Florida Statutes Section 517.075.

                (w) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability,
        (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (x) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged or propose to engage after giving effect to the transactions described in the Prospectus; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

                (y) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                (z) There are no affiliations with the NASD among the Company's officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives of the Underwriters.

                (aa) (i) The Company is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to its business;
        (ii) the Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws;
        (iii) the Company has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable state or local law.

                (bb) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the

        Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (cc) The Company or any other person associated with or acting on behalf of the Company, including, without limitation, any director, officer, agent or employee of the Company has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

        5.     Representations and Warranties of the Selling Stockholders.

               (a) Each Selling Stockholder hereby represents and warrants to each Underwriter as follows:

                      (i) Such Selling Stockholder has caused certificates for
               the number of Shares to be sold by such Selling Stockholder hereunder to be delivered to _______________ (the "Custodian"), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement dated ____________ among the Custodian and such Selling Stockholder (the "Custody Agreement").

                      (ii) Such Selling Stockholder has granted an irrevocable
               power of attorney (the "Power of Attorney") to the person named therein, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the shares to be sold by such Selling Stockholder pursuant hereto.

                      (iii) This Agreement, the Custody Agreement, the Power of
               Attorney and the Lock-Up Agreement have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the valid and legally binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms.

                      (iv) The execution and delivery by such Selling
               Stockholder of this Agreement and the performance by such Selling Stockholder of its obligations under this Agreement (A) will not contravene any provision of applicable law, statute, regulation or filing or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, (B) does not require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by the Blue Sky laws of the various states in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement, (C) does not and will not violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to such Selling Stockholder or (D) will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound or to which any of the property or assets of such Selling Stockholder is subject.

                      (v) Such Selling Stockholder has, and on the Firm Shares
               Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Stockholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus.

                      (vi) Such Selling Stockholder has, and on the Firm Shares
               Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided by this Agreement.

                      (vii) Upon delivery of and payment for the Shares to be
               sold by such Selling Stockholder pursuant to this Agreement, the several Underwriters will receive valid and marketable title to such Shares free and clear of any lien, claim, security interest or other encumbrance.

                      (viii) All information relating to such Selling
               Stockholder furnished in writing by such Selling Stockholder expressly for use in the Registration Statement and Prospectus is, and on each Closing Date will be, true, correct, and complete, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

                      (ix) Such Selling Stockholder has not taken and will not
               take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                      (x) The representations and warranties of such Selling
               Stockholder in the Custody Agreement are and on each Closing Date will be, true and correct.

               (b) In addition to their representations and warranties set forth in Section 5(a) hereof, each of _______, _______ and _________ (the
        "Fund Stockholders") and each of the officers of the Company who are also Selling Stockholders (the "Management Stockholders") represents and warrants to each Underwriter that such Selling Stockholder has reviewed the Registration Statement and Prospectus and, although such Selling Stockholder has not independently verified the accuracy or completeness of all the information contained therein, to the best knowledge of such Selling Stockholder, (i) the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements made therein not misleading and (ii) the Prospectus did not, as of the Effective Date and on each Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading.

        6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

               (a) Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 7(a) of this Agreement.

               (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives.

               (c) The representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Section 6(d) shall be true and correct when made and on and as of each Closing Date as if made on such date and the Company and the Selling Stockholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

               (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that (i) the signatories of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date, and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

               (e) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the Selling Stockholders, to the effect that the Selling Stockholders have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Selling Stockholders in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date, and the Selling Stockholders have performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

               (f) The Representatives shall have received on the Effective Date, at the time this Agreement is executed and on each Closing Date a signed letter from Deloitte & Touche LLP addressed to the Representatives and dated, respectively, the Effective Date, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                      (i) in their opinion the audited financial statements and
               financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

                      (ii) on the basis of a reading of the amounts included in
               the Registration Statement and the Prospectus under the headings "Summary Financial and Operating Data" and "Selected Financial and Operating Data," carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                             (A) the amounts in "Summary Financial and Operating
                      Data," and "Selected Financial and Operating Data" included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited and unaudited financial statements from which such amounts were derived; or

                             (B) with respect to the Company, there were, at a
                      specified date not more than five business days prior to the date of the letter, any increases in the current liabilities and long-term liabilities of the Company or any decreases in net income or in working capital or the stockholders' equity in the Company, as compared with the amounts shown on the Company's audited balance sheet for the fiscal year ended ____________ and the ___ months ended included in the Registration Statement; and

                      (iii) they have performed certain other procedures as may
               be permitted under Generally Acceptable Auditing Standards as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and reasonably specified by the Representatives agrees with the accounting records of the Company.

                      (iv) based upon the procedures set forth in clauses (ii)
               and (iii) above and a reading of the amounts included in the Registration Statement under the headings "Summary Financial and Operating Data" and "Selected Financial and Operating Data" included in the Registration Statement and Prospectus and a reading of the financial statements from which certain of such data were derived, nothing has come to their attention that gives them reason to believe that the "Summary Financial and Operating Data" and "Selected Financial and Operating Data" included in the Registration Statement and Prospectus do not comply as to the form in all material respects with the applicable accounting requirements of the Securities Act and the Rules or that the information set forth therein is not fairly stated in relation to the financial statements included in the Registration Statement or Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and Prospectus.

                      References to the Registration Statement and the
               Prospectus in this paragraph (f) are to such documents as amended and supplemented at the date of the letter.

               (g) The Representatives shall have received on each Closing Date from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

                      (i) The Company has been duly organized and is validly
               existing as a corporation in good standing under the laws of the State of Delaware. To such counsel's knowledge, the Company has no subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

                      (ii) The Company has all requisite corporate power and
               authority to own, lease and license its assets and properties and conduct its business as described in the Registration Statement and the Prospectus; and the Company has all requisite corporate power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares other than those required under the Securities Act and state and foreign Blue Sky laws.

                      (iii) The Company has authorized and issued capital stock
               as set forth in the Registration Statement and the Prospectus; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and, to such counsel's knowledge, are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares when issued and sold pursuant to this Agreement will be duly and validly issued, outstanding, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there are no preemptive rights or any restriction upon the voting or transfer of any securities of the Company pursuant to the Company's Certificate of Incorporation or by-laws or other governing documents or any other instrument to which the Company is a party or by which it may be bound. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                      (iv) Each of the Lock-Up Agreements executed by the
               Company's stockholders, directors and officers has been duly and validly delivered by such persons.

                      (v) All necessary corporate action has been duly and
               validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company.

                      (vi) Neither the execution, delivery and performance of
               this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed trust, note or other agreement or instrument of which such counsel is aware and to which the Company is a party or by which it or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation under the General Corporation Law of the State of Delaware or under California law of which such counsel is aware or violate any provision of the charter or by-laws of the Company.

                      (vii) To the best of such counsel's knowledge, no default
               exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by the Company of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a Material Adverse Effect.

                      (viii) To the best of such counsel's knowledge, the
               Company is not in violation of any term or provision of its charter or by-laws or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a Material Adverse Effect.

                      (ix) No consent, approval, authorization or order of any
               court or governmental agency or regulatory body is required for the performance of this Agreement by the Company or the consummation of the transactions contemplated thereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

                      (x) Other than as stated in the Prospectus, to such
               counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which would have a Material Adverse Effect.

                      (xi) The statements in the Prospectus under the captions
               "Description of Capital Stock - Effect of Delaware Antitakeover Statute," "Shares Eligible for Future Sale," "Management-Employment Agreements," "Management-Stock Incentive Plan," and "Certain Transactions," insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters and all contracts and other documents known to such counsel which are required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

                      (xii) The Registration Statement is effective under the
               Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings for that purpose have been instituted or are threatened, pending or contemplated. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

        To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the State of California, the General Corporation Law of the State of Delaware and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

        In addition, such counsel shall state that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (h) The Representatives shall have received on the Firm Shares Closing Date from ________________________, counsel for the Selling Stockholders, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

                      (i) This Agreement has been duly and validly executed and
               delivered by or on behalf of the Selling Stockholders.

                      (ii) This Agreement, the Custody Agreement, the Power of
               Attorney and the Lock-Up Agreement each constitute the legal, valid and binding obligation of the Selling Stockholders enforceable against the Selling Stockholders in accordance with its terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal or state securities laws or the public policy underlying such laws; and the Selling Stockholders has full legal right and authority to enter into this Agreement and to sell, transfer and deliver in the manner provided in this Agreement, the Shares to be sold by the Selling Stockholders hereunder.

                      (iii) The transfer and sale by the Selling Stockholders of the Shares to be sold by the Selling Stockholders as contemplated by this Agreement will not conflict with, result in a breach of, or constitute a default under any agreement or instrument known to such counsel to which the Selling Stockholders is a party or by which the Selling Stockholders or any of its properties may be bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

                      (iv) All of the Selling Stockholders's rights in the
               Shares to be sold by the Selling Stockholders pursuant to this Agreement, have been transferred to the Underwriters who have severally purchased such Shares pursuant to this Agreement, free and clear of adverse claims, assuming for purposes of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims.

                      (v) No consent, approval, authorization, license,
               certificate, permit or order of any court, governmental or regulatory agency, authority or body or financial institution is required in connection with the performance of this Agreement by the Selling Stockholders or the consummation of the transactions contemplated hereby, including the delivery and sale of the Shares to be delivered and sold by the Selling Shareholder, except such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

        To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of the Selling Stockholders and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the States of California and Delaware or the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

        In addition, such counsel shall state that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (i) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, and their counsel and the Underwriters shall have received from Pillsbury Madison & Sutro LLP a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Pillsbury Madison & Sutro LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

               (j) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives, and dated such Closing Date, of an executive officer of the Company, to the effect that the signatory of such certificate has reviewed and understands the provisions of Section 517.075 of the Florida Statutes, and represents that the Company has complied, and at all times will comply, with all provisions of Section 517.075 and further, that as of such Closing Date, neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

               (k) The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person described in Section 4(o).

               (l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

        7. Covenants of the Company.

               (a)    The Company covenants and agrees as follows:

                      (i) The Company shall prepare the Prospectus in a form
               approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

                      (ii) The Company shall promptly advise the Representatives in writing (1) when any amendment to the Registration Statement shall have become effective, (2) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (3) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and
               (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to use its reasonable efforts to obtain as soon as possible the withdrawal thereof.

                      (iii) If, at any time when a prospectus relating to the
               Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph
               (ii) of this Section 7(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                      (iv) The Company shall make generally available to its
               security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                      (v) The Company shall furnish to the Representatives and
               counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

                      (vi) The Company shall cooperate with the Representatives
               and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                      (vii) For a period of five years after the date of this
               Agreement, the Company shall supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission.

                      (viii) Without the prior written consent of CIBC
               Oppenheimer Corp., for a period of 90 days after the date of this Agreement, the Company and each of its individual directors and executive officers shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company's existing stock option plan or purchase plan as described in the Registration Statement and the Prospectus. In the event that during this period, (i) any shares are issued pursuant to the Company's existing stock option plan or purchase plan or (ii) any registration is effected on Form S-8 or on any successor form, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 90 days after the date of this Agreement, such person will not, without the prior written consent of CIBC Oppenheimer Corp., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person.

                      (ix) Notwithstanding any agreement between any holder of
               the Company's securities and the Company, the Company agrees that it will not allow any holder of the Company's securities who has entered into a "market standoff" agreement with the Company to transfer such securities during the Lock Up Period without CIBC Oppenheimer's prior written consent. For the purposes of this Agreement, the "Lock Up Period" shall be as defined in the Lock Up Agreement between CIBC Oppenheimer and certain holders of the Company's securities dated April __, 1999.

                      (x) On or before completion of this offering, the Company
               shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

                      (xi) The Company will apply the net proceeds from the
               offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

                (b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 7(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by Section 7(a)(vii);
        (vii) inclusion of the Shares for quotation on the Nasdaq National Market; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 10, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

        8.     Indemnification.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in whole or in part upon any breach of the representations and warranties set forth in Section 4 hereof, or (iii) in whole or in part upon any failure of the Company to perform any of its obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                (b) Each Management Stockholder agrees, severally in proportion to the total number of shares to be sold by the Management Stockholders hereunder and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) in whole or in part upon any breach of the representations and warranties of such Management Stockholder set forth in Section 5 hereof; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. Notwithstanding the foregoing, (i) the Underwriters agree that any claim for indemnity pursuant to this Section 8(b) shall be first sought to be satisfied by the Company and shall be only then sought to be satisfied by each Management Stockholder in accordance with this Section 8(b) if, and to the extent that, such claim for indemnity has not been satisfied in full by the Company within 60 days, provided, however, that the Underwriters shall not be required to effect such initial demand upon the Company and wait such 60-day period if it would prejudice their right to indemnification from such Management Stockholder hereunder, and (ii) the liability of each Management Stockholder pursuant to the provisions of this Section 8(b) shall be limited to an amount equal to the Initial Price multiplied by the number of the Shares sold by such Management

        Stockholder hereunder. This indemnity agreement will be in addition to any liability which each Management Stockholder may otherwise have.

               (c) Each Selling Stockholder who is not a Management Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Selling Stockholder specifically for use therein and (ii) in whole or in part upon any breach of the representations and warranties of such Selling Stockholder set forth in Section 5 hereof; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. Notwithstanding the foregoing, the liability of each such Selling Stockholder pursuant to the provisions of this Section 8(c) shall be limited to an amount equal to the Initial Price multiplied by the number of the Shares sold by such Selling Stockholder hereunder. This indemnity agreement will be in addition to any liability which each such Selling Stockholder may otherwise have.

                (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders and each person, if any, who controls the Company within the meaning of
        Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the

        Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the last paragraph of the cover page, in the paragraph relating to stabilization on the inside front cover page of the Prospectus and the statements contained under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company or the Selling Stockholders (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

               (e) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 8(a), 8(b), 8(c) or 8(d) shall be available to any party who shall fail to give notice as provided in this Section 8(e) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

        9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8(a), 8(b), 8(c) or 8(d) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), 8(c) or 8(d), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company or the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company and the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder; (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; and (iii) in no case shall the Selling Stockholders be liable and responsible for any amount in excess of the aggregate net proceeds of the sale of Shares received by the Selling Stockholders; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) in the immediately preceding sentence of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

        10. Termination. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company and the Selling Stockholders at any time

               (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares;
        (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., on the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or Federal authority; or (vi) if, in the judgment of the Representatives, there has occurred a Material Adverse Effect, or

               (b) at or before any Closing Date, that any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement.

        If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or Selling Stockholders, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholders or to the other Underwriters for damages occasioned by its failure or refusal.

        11. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 10) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

               (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

               (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to one additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

        In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company or the Selling Stockholders and without liability on the part of the Company, except in both cases as provided in Sections 7(b), 8, 9 and 10. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

        12. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Selling Stockholders or any of the officers, directors or controlling persons referred to in Sections 8 and 9 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 7(b), 8, 9 and 10 shall survive the termination or cancellation of this Agreement.

        This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

        All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing,
(a) if to the Representatives, c/o CIBC Oppenheimer Corp., CIBC Oppenheimer Tower, World Financial Center, New York, New York 10281 Attention: __________, with a copy to __________ and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to __________ and (c) if to the Selling Stockholders to __________ with a copy to __________.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

        This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Please confirm that the foregoing correctly sets forth the agreement among us.


                                        Very truly yours,

                                        ISSUER



                                        By _____________________________________

                                        Title: _________________________________

                                        SELLING STOCKHOLDERS



                                        By _____________________________________

                                        Title: _________________________________


Confirmed:

CIBC OPPENHEIMER CORP.

LEHMAN BROTHERS INC.

PAINEWEBBER INCORPORATED

VOLPE BROWN WHELAN & COMPANY LLC

Acting severally on behalf of itself and as representative of the several Underwriters named in Schedule I annexed hereto.

By CIBC OPPENHEIMER CORP.

By __________________________________

Title: ______________________________

                                   SCHEDULE I




                                                        Number of Firm Shares
Name                                                       to be Purchased
----                                                       ---------------
CIBC Openheimer Corp.

Lehman Brothers Inc.

PaineWebber Incorporated

Volpe Brown Whelan & Company LLC
                                                       ------------------------

                                            Total
                                                       ========================